EXHIBIT 2

Vivus - Why Change Is Needed Now

First Manhattan Co.

Press releases and other documents

•	First Manhattan Continues to Seek Fair Settlement, Vivus Board Continues to Disrespect the Shareholder Mandate-July 17th, 2013 [ PDF ]